EXHIBIT 23.2












                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Sabratek Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of Sabratek Corporation of our report dated February 3, 1997, relating to the balance sheets of Rocap, Inc. as of December 31, 1996 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1996, which report appears in the Company's Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on April 4, 1996 (File No. 333-23437).



                                                     PARENT, NAFFAH & COMPANY


                                                    /s/ Parent, Naffah & Company


Chicago, Illinois
July 17, 1997